UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On June 3, 2021, Cronos Group Inc. (the “Company”) entered into an Amended and Restated Collaboration and License Agreement (the “Amended Collaboration Agreement”) with Ginkgo Bioworks, Inc. (“Ginkgo”), which amends and restates the Collaboration and License Agreement between the Company and Ginkgo, dated September 1, 2018, as amended on May 9, 2019 and as further amended on April 14, 2021 (the “Original Collaboration Agreement”). Under the Original Collaboration Agreement, the Company agreed to issue to Ginkgo up to 14.7 million common shares in the aggregate upon Ginkgo’s demonstration that certain microorganisms are capable of producing the agreed upon eight target cannabinoids above certain minimum productivity levels (each, an “Original Productivity Level”), with tranches of such common shares issued as each of the eight milestone events (corresponding to such target cannabinoids) is reached. Pursuant to the Amended Collaboration Agreement, the Company and Ginkgo have established milestone events for the early commercialization by the Company of products incorporating the target cannabinoids, such that, within each corresponding tranche of common shares to be issued, one-third of such common shares will be issued on the date that the Company sells a product that incorporates the relevant target cannabinoid to a third party. The remaining two-thirds of the common shares within such tranche will be issued upon Ginkgo’s demonstration that the relevant microorganisms can produce the relevant target cannabinoid above the corresponding productivity level in the Original Collaboration Agreement.
The foregoing description of the material terms of the Amended Collaboration Agreement is qualified in its entirety by reference to the full text of the Amended Collaboration Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On June 4, 2021, the Company and Ginkgo issued a joint press release announcing the Amended Collaboration Agreement described under Item 1.01 of this Current Report on Form 8-K. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1+	Amended and Restated Collaboration and License Agreement, dated as of June 3, 2021, by and between Ginkgo Bioworks, Inc. and Cronos Group Inc.
99.1	Joint Press Release issued by Cronos Group Inc. and Ginkgo Bioworks, Inc. dated June 4, 2021.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on June 4, 2021 is formatted in Inline XBRL.
__________________________
+ Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: June 4, 2021	By:	/s/ Kurt Schmidt
Name: Kurt Schmidt
Title: President and Chief Executive Officer